RESERVE AND ECONOMIC EVALUATION AND RESOURCES ASSESSMENT OIL PROPERTIES

SASKATCHEWAN

Prepared For

FALCONRIDGE OIL LTD.

January 1, 2013
(December 31, 2012)

Chapman **Petroleum Engineering Ltd.**
445, 708 - 11th Avenue S.W., Calgary, Alberta T2R 0E4 • Phone: (403) 266-4141 • Fax: (403) 266-4259 • www.chapeng.ab.ca

July 15, 2013

Falconridge Oil Ltd.
17-120 West Beaver Creek
Richmond Hill, Ontario, Canada
L4B 1L2

Attention: Mr. Al Morra

Dear Sir:

Re: Reserve and Economic Evaluation – Falconridge Oil Ltd.
Five Hills, Saskatchewan – January 1, 2013

In accordance with your authorization we have prepared a reserve and economic evaluation of oil properties located in Five Hills, Saskatchewan owned by Falconridge Oil Ltd. (the "Company") for an effective date of January 1, 2013 (as of December 31, 2012).

This evaluation has been carried out in accordance with the guidelines of Regulation S-X, Rule 4 -10 (a) of the Securities Exchange Act, with respect to the classification of Reserves. The report has been prepared and/or supervised by a "Qualified Reserves Evaluator" as demonstrated on the accompanying Certificate of Qualification of the author(s).

The SUMMARY OF RESERVES AND ECONOMICS includes values at the property level and the consolidated cash flows for each accumulating reserve category, and contains the results of the economic forecasts using pricing guidelines as defined in Regulation S-X 210.4-10 22 (v), and expressed in United States dollars, as applicable for SEC filing. The net present values presented in this report do not necessarily represent the fair market value of the reserves evaluated in this report.

At the request of the client, this report has been prepared in summary form only, excluding maps and discussions typical of a fully compliant report.

A REPRESENTATION LETTER from the Company, confirming that to the best of their knowledge all the information they provided for our use in the preparation of this report was complete and accurate as of the effective date, is enclosed following the Glossary.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be significant. We have no responsibility to update our report for events and circumstances which may have occurred since the preparation date of this report.

Prior to public disclosure of any information contained in this report, or our name as author, our written consent must be obtained, as to the information being disclosed and the manner in which it is presented. This report may not be reproduced, distributed or made available for use by any other party without our written consent and may not be reproduced for distribution at any time without the complete context of the report, unless otherwise reviewed and approved by us.

We consent to the submission of this report, in its entirety, to securities regulatory agencies and stock exchanges, by the Company.

It has been a pleasure to prepare this report and the opportunity to have been of service is appreciated.

Yours very truly,

Chapman Petroleum Engineering Ltd.

[Original Signed By:]

C.W. Chapman

C.W. Chapman P.Eng.,
President

[Original Signed By:]

Wei Guo Wang

Wei Guo Wang, P.Eng., CGA, MA, MBA, B.Sc
Project Economist (Economics Coordinator)

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.
[Original Signed By:]
Signature *C.W. Chapman*
Date *July 16, 2013*
PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

wgw/lmi/5813

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 445, 708 – 11th Avenue S.W., hereby certify:

1. THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy.

2. THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3. THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4. THAT I have in excess of 25 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Falconridge Oil Ltd, dated July 15, 2013 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Falconridge Oil Ltd, its participants or any affiliate thereof.

7. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]

C.W. Chapman

C.W. Chapman, P.Eng.
President

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.
[Original Signed By:]
Signature *C.W. Chapman*

Date *July 16, 2013*

PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

CERTIFICATE OF QUALIFICATION

I, WEI GUO WANG, P.Eng., CGA, Professional Engineer and Certified General Accountant of the City of Calgary, Alberta, Canada, office at Suite 445, 708 – 11th Avenue S.W., hereby certify:

1. THAT I am a Registered Professional Engineer in the Province of Alberta.

2. THAT I am a Certified General Accountant in the Province of Alberta.

2. THAT I graduated from the University of Calgary with a Master of Arts degree in Economics in 2005 and a Bachelor of Science degree in Chemical Engineering from Hefei University of Technology of China in 1985.

3. THAT I have been employed in the petroleum industry since 2002.

4. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Falconridge Oil Ltd, dated July 15, 2013 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

5. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Falconridge Oil Ltd, its participants or any affiliate thereof.

6. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

7. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]

Wei Guo Wang

Wei Guo Wang, P.Eng., CGA, MA, MBA, B.Sc
Project Economist (Economics Coordinator)

Forecast Prices & Costs

Table 4
Summary of Company Reserves and Economics
Before Income Tax
January 1, 2013

Falconridge Oil Ltd.

Five Hills, Saskatchewan

	Net To Appraised Interest										
	Reserves						Cumulative Cash Flow (BIT) - M$				
	Light and Medium Oil MSTB		Sales Gas MMcf		NGL Mbbls			Discounted at:			
Description	Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Proved Developed Producing											
Well [redacted]	0	4	0	0	0	0	362	273	217	180	154
Total Proved Developed Producing	0	4	0	0	0	0	362	273	217	180	154
Total Proved Developed	0	4	0	0	0	0	362	273	217	180	154
Probable											
Probable Developed Producing											
Well [redacted]	0	2	0	0	0	0	203	113	72	52	40
Total Probable Developed Producing	0	2	0	0	0	0	203	113	72	52	40
Total Proved Plus Probable	0	7	0	0	0	0	566	383	288	232	193

M$ means thousands of dollars.

Gross reserves are the total of the Company's working and/or royalty interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Table 4a

EVALUATION OF: Five Hills, Saskatchewan - Proved Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 15-JUL-2013 5813-SEC
EFF:01-JAN-2013 DISC:01-JAN-2013 PROD:01-JAN-2013
RUN DATE: 15-JUL-2013 TIME: 14:44
FILE: OfivPP1.DAX

WELL/LOCATION - Wel[redacted]
EVALUATED BY -
COMPANY EVALUATED - Falconridge Oil Ltd.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TRACT FACTOR - 100.0000 %
ULT POOL RESERVES - 43648 STB
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 40000 -$- (2031)
NOTE: ECONOMIC LIMIT OCCURS IN 2031

INTEREST

AVG GR 10.0000%

ROYALTIES/TAXES

SASKATCHEWAN PRODN TAX + FREEHOLD 15.00% (TIER4) + AVG GR 19.00%

Year	# of Wells	Oil STB Price $/STB	Pool STB/D	Pool Vol	Company Share Gross	Company Share Net
2013	1	82.90	14.2	5126	0	513
2014	1	82.90	12.8	4615	0	461
2015	1	82.90	11.5	4155	0	415
2016	1	82.90	10.4	3740	0	374
2017	1	82.90	9.4	3368	0	337
2018	1	82.90	8.4	3032	0	303
2019	1	82.90	7.6	2729	0	273
2020	1	82.90	6.8	2457	0	246
2021	1	82.90	6.1	2212	0	221
2022	1	82.90	5.5	1992	0	199
2023	1	82.90	5.0	1793	0	179
2024	1	82.90	4.5	1614	0	161
2025	1	82.90	4.0	1453	0	145
2026	1	82.90	3.6	1308	0	131
2027	1	82.90	3.3	1178	0	118
SUB				40773	0	4077
REM				2875	0	287
TOT				43648	0	4365

- P/T - COMPANY SHARE FUTURE NET REVENUE

Year	Capital &Aband Costs -M$-	FR Oil -M$-	FR SaleGas -M$-	FR Products -M$-	FR Total -M$-	Royalties Crown -M$-	Royalties Other -M$-	Royalties Mineral -M$-	Royalties -%-	Operating Costs Fixed -M$-	Operating Costs Variable -M$-	Operating Costs $/STB	FR After Roy&Oper -M$-	Net back $/STB	Proc& Other Income -M$-	Cap'l Costs -M$-	Aband Costs -M$-	Future Net Rev Undisc -M$-	Future Net Rev 10.0% -M$-
2013	0	42	0	0	42	0	0	0	.0	0	0	.00	42	.00	0	0	0	42	41
2014	0	38	0	0	38	0	0	0	.0	0	0	.00	38	.00	0	0	0	38	33
2015	0	34	0	0	34	0	0	0	.0	0	0	.00	34	.00	0	0	0	34	27
2016	0	31	0	0	31	0	0	0	.0	0	0	.00	31	.00	0	0	0	31	22
2017	0	28	0	0	28	0	0	0	.0	0	0	.00	28	.00	0	0	0	28	18
2018	0	25	0	0	25	0	0	0	.0	0	0	.00	25	.00	0	0	0	25	15
2019	0	23	0	0	23	0	0	0	.0	0	0	.00	23	.00	0	0	0	23	12
2020	0	20	0	0	20	0	0	0	.0	0	0	.00	20	.00	0	0	0	20	10
2021	0	18	0	0	18	0	0	0	.0	0	0	.00	18	.00	0	0	0	18	8
2022	0	17	0	0	17	0	0	0	.0	0	0	.00	17	.00	0	0	0	17	7
2023	0	15	0	0	15	0	0	0	.0	0	0	.00	15	.00	0	0	0	15	5
2024	0	13	0	0	13	0	0	0	.0	0	0	.00	13	.00	0	0	0	13	4
2025	0	12	0	0	12	0	0	0	.0	0	0	.00	12	.00	0	0	0	12	4
2026	0	11	0	0	11	0	0	0	.0	0	0	.00	11	.00	0	0	0	11	3
2027	0	10	0	0	10	0	0	0	.0	0	0	.00	10	.00	0	0	0	10	2
SUB	0	338	0	0	338	0	0	0	.0	0	0		338		0	0	0	338	212
REM	40	24	0	0	24	0	0	0	.0	0	0		24		0	0	0	24	5
TOT	40	362	0	0	362	0	0	0	.0	0	0		362		0	0	0	362	217

NET PRESENT VALUE (-$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	361840	272610	236454	217107	200670	180267	154438
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	361840	272610	236454	217107	200670	180267	154438

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/STB)	.00
NPV @ 5.0% ($/STB)	.00

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			.0	.0	100.0	.0	100.0

Table 4b

EVALUATION OF: Five Hills, Saskatchewan - Proved Plus Probable Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 15-JUL-2013 5813-SEC
EFF:01-JAN-2013 DISC:01-JAN-2013 PROD:01-JAN-2013
RUN DATE: 15-JUL-2013 TIME: 14:53
FILE: OfivRA1.DAX

WELL/LOCATION - Well [redacted]
EVALUATED BY -
COMPANY EVALUATED - Falconridge Oil Ltd.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TRACT FACTOR - 100.0000 %
ULT POOL RESERVES - 68148 STB
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 40000 -\$- (2039)
NOTE: ECONOMIC LIMIT OCCURS IN 2039

INTEREST

AVG GR 10.0000%

ROYALTIES/TAXES

SASKATCHEWAN PRODN TAX + FREEHOLD 15.00% (TIER4) + AVG GR 19.00%

			Oil STB			
			Pool		Company Share	
Year	# of Wells	Price $/STB	STB/D	Vol	Gross	Net
2013	1	82.90	16.4	5887	0	589
2014	1	82.90	15.1	5446	0	545
2015	1	82.90	14.0	5037	0	504
2016	1	82.90	12.9	4659	0	466
2017	1	82.90	12.0	4310	0	431
2018	1	82.90	11.1	3987	0	399
2019	1	82.90	10.2	3687	0	369
2020	1	82.90	9.5	3411	0	341
2021	1	82.90	8.8	3155	0	315
2022	1	82.90	8.1	2918	0	292
2023	1	82.90	7.5	2699	0	270
2024	1	82.90	6.9	2497	0	250
2025	1	82.90	6.4	2310	0	231
2026	1	82.90	5.9	2136	0	214
2027	1	82.90	5.5	1976	0	198
SUB				54116	0	5412
REM				14032	0	1403
TOT				68148	0	6815

= P/T = COMPANY SHARE FUTURE NET REVENUE

Year	Capital &Aband Costs -M\$-	Future Revenue (FR) Oil -M\$-	SaleGas -M\$-	Products -M\$-	Total -M\$-	Royalties Crown -M\$-	Other -M\$-	Mineral -M\$-	-%-	Operating Costs Fixed -M\$-	Variable -M\$-	\$/STB	FR After Roy&Oper -M\$-	Net back \$/STB	Proc& Other Income -M\$-	Cap'l Costs -M\$-	Aband Costs -M\$-	Future Net Rev Undisc -M\$-	10.0% -M\$-
2013	0	49	0	0	49	0	0	0	.0	0	0	.00	49	.00	0	0	0	49	47
2014	0	45	0	0	45	0	0	0	.0	0	0	.00	45	.00	0	0	0	45	39
2015	0	42	0	0	42	0	0	0	.0	0	0	.00	42	.00	0	0	0	42	33
2016	0	39	0	0	39	0	0	0	.0	0	0	.00	39	.00	0	0	0	39	28
2017	0	36	0	0	36	0	0	0	.0	0	0	.00	36	.00	0	0	0	36	23
2018	0	33	0	0	33	0	0	0	.0	0	0	.00	33	.00	0	0	0	33	20
2019	0	31	0	0	31	0	0	0	.0	0	0	.00	31	.00	0	0	0	31	16
2020	0	28	0	0	28	0	0	0	.0	0	0	.00	28	.00	0	0	0	28	14
2021	0	26	0	0	26	0	0	0	.0	0	0	.00	26	.00	0	0	0	26	12
2022	0	24	0	0	24	0	0	0	.0	0	0	.00	24	.00	0	0	0	24	10
2023	0	22	0	0	22	0	0	0	.0	0	0	.00	22	.00	0	0	0	22	8
2024	0	21	0	0	21	0	0	0	.0	0	0	.00	21	.00	0	0	0	21	7
2025	0	19	0	0	19	0	0	0	.0	0	0	.00	19	.00	0	0	0	19	6
2026	0	18	0	0	18	0	0	0	.0	0	0	.00	18	.00	0	0	0	18	5
2027	0	16	0	0	16	0	0	0	.0	0	0	.00	16	.00	0	0	0	16	4
SUB	0	449	0	0	449	0	0	0	.0	0	0		449		0	0	0	449	271
REM	40	116	0	0	116	0	0	0	.0	0	0		116		0	0	0	116	19
TOT	40	565	0	0	565	0	0	0	.0	0	0		565		0	0	0	565	289

NET PRESENT VALUE (-\$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	564945	385229	321375	289249	263029	231794	194184
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	564945	385229	321375	289249	263029	231794	194184

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			.0	.0	100.0	.0	100.0

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding (\$/BOE)	n/a
NPV @ 10.0% (\$/STB)	.00
NPV @ 5.0% (\$/STB)	.00

FALCONRIDGE
OIL CANADA LTD.

Head Office
17 - 120 West Beaver Creek Rd.
Richmond Hill, Ontario L4B 1L2
Canada

Tel: (905) 771-8520
Fax: (905) 771-0838
Email: info@falconridgeoil.com
www.falconridgeoil.com

July 16, 2013

Chapman Petroleum Engineering Ltd.
445, 708 - 11 Avenue SW
Calgary, AB
T2R 0E4

Dear Sir:

Re: [redacted]

Regarding the evaluation of our Company's oil and gas reserves and independent appraisal of the economic value of these reserves for the year ended December 31, 2012, (the effective date), we herein confirm to the best of our knowledge and belief as of the effective date of the reserves evaluation, and as applicable, as of today, the following representations and information made available to you during the conduct of the evaluation:

1. We, Falconridge Oil Ltd., (the Client) have made available to you, Chapman Petroleum Engineering Ltd. (the Evaluator) certain records, information, and data relating to the evaluated properties that we confirm is, with the exception of immaterial items, complete and accurate as of the effective date of the reserves evaluation, including the following:
   - Accounting, financial, tax and contractual data
   - Asset ownership and related encumbrance information;
   - Details concerning product marketing, transportation and processing arrangements;
   - All technical information including geological, engineering and production and test data;
   - Estimates of future abandonment and reclamation costs.

2. We confirm that all financial and accounting information provided to you is, to the best of our knowledge, both on an individual entity basis and in total, entirely consistent with that reported by our Company for public disclosure and audit purposes.

3. We confirm that our Company has satisfactory title to all of the assets, whether tangible, intangible, or otherwise, for which accurate and current ownership information has been provided.

FALCONRIDGE OIL CANADA LTD.

Head Office
17 - 120 West Beaver Creek Rd.
Richmond Hill, Ontario L4B 1L2
Canada

Tel: (905) 771-8520
Fax: (905) 771-0838
Email: info@falconridgeoil.com
www.falconridgeoil.com

4. With respect to all information provided to you regarding product marketing, transportation, and processing arrangements, we confirm that we have disclosed to you all anticipated changes, terminations, and additions to these arrangements that could reasonably be expected to have a material effect on the evaluation of our Company's reserves and future net revenues.

5. With the possible exception of items of an immaterial nature, we confirm the following as of the effective date of the evaluation:
   - For all operated properties that you have evaluated, no changes have occurred or are reasonably expected to occur to the operating conditions or methods that have been used by our Company over the past twelve (12) months, except as disclosed to you. In the case of non-operated properties, we have advised you of any such changes of which we have been made aware.
   - All regulatory, permits, and licenses required to allow continuity of future operations and production from the evaluated properties are in place and, except as disclosed to you, there are no directives, orders, penalties, or regulatory rulings in effect or expected to come into effect relating to the evaluated properties.
   - Except as disclosed to you, the producing trend and status of each evaluated well or entity in effect throughout the three-month period preceding the effective date of the evaluation are consistent with those that existed for the same well or entity immediately prior to this three-month period.
   - Except as disclosed to you, we have no plans or intentions related to the ownership, development or operation of the evaluated properties that could reasonably be expected to materially affect the production levels or recovery of reserves from the evaluated properties.
   - If material changes of an adverse nature occur in the Company's operating performance subsequent to the effective date and prior to the report date, we will inform you of such material changes prior to requesting your approval for any public disclosure of reserves information.

6. We hereby confirm that our Company is in material compliance with all Environmental Laws and does not have any Environmental Claims pending.

FALCONRIDGE
OIL CANADA LTD.

Head Office
17 - 120 West Beaver Creek Rd.
Richmond Hill, Ontario L4B 1L2
Canada

Tel: (905) 771-8520
Fax: (905) 771-0838
Email: info@falconridgeoil.com
www.falconridgeoil.com

Between the effective date of the report and the date of this letter, nothing has come to our attention that has materially affected or could affect our reserves and economic value of these reserves that has not been disclosed to you.

Yours very truly,

Mark Pellicane, President

Al Morra, Managing Director